Block Mortgage Finance, Inc.
                            Asset Backed Certificates
                                  Series 1998-1

                         Statement to Certificateholders
                         Aggregate Information for 1998

CLASS    ORIGINAL FACE VALUE        Interest         Principal           Total        Realized Loss    Deferred Int. Curr. Prin. Bal

A-1           $40,400,000.00     $1,989,201.31    $22,864,447.90    $24,853,649.21       $0.00           $0.00        $17,535,552.10
A-2            18,500,000.00      1,156,250.04              0.00      1,156,250.04        0.00            0.00         18,500,000.00
A-3            10,900,000.00        708,500.04              0.00        708,500.04        0.00            0.00         10,900,000.00
A-4            13,000,000.00        903,500.04              0.00        903,500.04        0.00            0.00         13,000,000.00
A-5             9,200,000.00        597,999.96              0.00        597,999.96        0.00            0.00          9,200,000.00
A-6            92,320,000.00      4,842,757.43     25,555,747.58     30,398,505.01        0.00            0.00         66,764,252.42
R                       0.00              0.00              0.00              0.00        0.00            0.00                  0.00
Total        $184,320,000.00    $10,198,208.82    $48,420,195.48    $58,618,404.30       $0.00           $0.00       $135,899,804.52


                                                 Block Mortgage Finance, Inc.
                                                 Asset Backed Certificates
                                                 Series 1998-1

                                                 Statement to Certificate Holders

Companion Servicing:

Delinquent Loan Information                  1-30 days         31-60 days          60-90 days          91+ days              Total
Group 1
Principal Balances                      $13,218,379.63      $4,282,126.54         $789,260.56       $765,341.33     $19,055,108.06
% of Pool balance                              18.0989             5.8632              1.0807            1.0479            26.0907
Number of loans                                    295                 86                  19                23                423
% of loans in pool                              17.739             5.1714              1.1425             1.383             25.436


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Group II
Principal Balance                       $16,188,039.08      $4,224,898.13       $1,097,225.74       $413,594.66     $21,923,757.61
% of pool balance                              23.0821             6.0242              1.5645            0.5897            31.2606
Number of loans                                    157                 42                  10                 4                213
% of loans in pool                             22.3647             5.9829              1.4245            0.5698            30.3419

Foreclosure Loan Info
Group I
Principal Balance                           $11,480.47         $27,900.00         $372,454.80     $3,263,337.65      $3,675,172.92
% of pool balance                               0.0157             0.0382                0.51            4.4682             5.0321
Number of loans                                      1                  1                   6                58                 66
% of loans in pool                              0.0601             0.0601              0.3608            3.4877             3.9687

Group II
Principal Balance                                    0                  0                   0     $2,096,364.67      $2,096,364.67
% of pool balance                                    0                  0                   0            2.9892             2.9892
Number of loans                                      0                  0                   0                20                 20
% of loans in pool                                   0                  0                   0             2.849              2.849

Bankruptcy loan Information
Group 1
Principal Balance                        $1,185,721.92        $124,599.20         $176,495.53     $1,689,897.74      $3,176,714.39
% of pool balance                               1.6235             0.1706              0.2417            2.3138             4.3496
Number of loans                                     13                  4                   3                28                 48
% of loans in pool                              0.7817             0.2405              0.1804            1.6837             2.8863

Group II
Principal Balance                          $554,616.42                  0         $212,913.96     $1,547,346.10      $2,314,876.48
% of pool balance                               0.7908                  0              0.3036            2.2063             3.3007
Number of loans                                      6                  0                   2                18                 26
% of loans in pool                              0.8547                  0              0.2849            2.5641             3.7037

Reo Loan Information
Group I
Principal Balance                                    0                  0                   0       $249,056.14        $249,056.14
% of pool balance                                    0                  0                   0             0.341              0.341
Number of loans                                      0                  0                   0                 6                  6


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% of loan in pool                                    0                  0                   0            0.3608             0.3608

Group II
Principal Balance                                    0                  0                   0       $486,214.02        $486,214.02
% of pool balance                                    0                  0                   0            0.6933             0.6933
Number of loans                                      0                  0                   0                 0                  0
% of loans in pool                                   0                  0                   0                 0                  0


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                          Block Mortgage Finance, Inc.
                            Asset Backed Certificates
                                  Series 1998-1

                         Statement to Certificateholders

Total Servicer Advances                                       $3,104,197.30
Servicer Advances outstanding                                          0.00

Total servicing fees                                            $848,135.02
Plus any additional fees                                               0.00

Less reductions to serv. fees                                    ($6,478.53)
Total serv. fees due to Master Servicer                         $841,656.49

Accrued serv fees collected                                     $704,857.76
compensating interest                                            ($6,478.53)
Total servicing fees collected                                  $698,379.23


Group I monthly advance amount:                               $1,753,622.47
Group II monthly advance amount:                              $1,350,574.83

Total trustee fees due                                           $25,444.99
Total insurance amount due                                      $311,324.50


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Princ. Remittance amounts
scheduled principal                                           $1,183,675.16
Curtailment                                                     $742,324.32
prepayments in full                                          $39,151,050.11
net liquidation proceeds                                        $153,391.27
insurance principal proceeds                                           0.00
released mortgaged property Proceeds                                   0.00
Repo princ. Amounts                                                    0.00
Substitution adjustments                                               0.00

Total principal Distributed:                                  41,230,440.86

Total amt of liquidation loan losses                              30,055.73
Aggregate amount of liquidation losses                           125,622.90



                          Block Mortgage Finance, Inc.
                            Asset Backed Certificates
                                  Series 1998-1

                         Statement to Certificateholders

Total Number of loans included in pool as of the prior dist. Period                                                        2,977
Total Number of loans included in pool as of the Current dist. Period                                                      2,365

Aggregate Prin balance of loans in pool as of the prior distr. Period                                            $184,328,890.11
Aggregate Prin balance of loans in pool as of the current distr. Period                                          $143,166,388.18

Total number of Mortg loans included in group I as of the prior distr. Period                                              2,071
Total number of Mortg loans included in group I as of the current distr. Period                                            1,663

Total princ Bal of loans included in group I as of the prior distri. Period                                       $92,008,420.38
Total princ Bal of loans included in group I as of the current distri. Period                                     $73,034,060.52

Total # of Mort loans included in group II as of the prior distri. Period                                                    906
Total # of Mort loans included in group II as of the current distri. Period                                                  702

Total princ Bal of loans included in group II as of the prior distr period                                        $92,320,469.73
Total princ Bal of loans included in group II as of the current distr period                                      $70,132,327.66



Group I subordination increase amount:                                                                             $4,006,391.36
Group II subordination increase amount:                                                                            $3,384,738.29

Group I subordination deficit amount:                                                                                          0
Group II subordination deficit amount:                                                                                         0

Group I princ remittance amount:                                                                                  $22,864,447.90
Group II princ remittance amount:                                                                                 $25,624,587.66

Group I weighted ave. coupon as of the current distr date:                                                                11.71%
Group II weighted ave. coupon as of the current distr date:                                                               10.58%

Group I substitution adjustment amount                                                                                         0
Group II substitution adjustment amount                                                                                        0

Group I loan repurchase amount                                                                                                 0
Group II loan repurchase amount                                                                                                0

Group I largest loan balance                                                                                         $371,858.19
Group II largest loan balance                                                                                        $628,405.73

Total amount of insured payments included in the distribution amount
Class A-1                                                                                                                      0
Class A-2                                                                                                                      0
Class A-3                                                                                                                      0
Class A-4                                                                                                                      0
Class A-5                                                                                                                      0
Class A-6                                                                                                                      0

Total amount of carry forward amount included in distribution amount:
class A-1                                                                                                                      0
class A-2                                                                                                                      0
class A-3                                                                                                                      0
class A-4                                                                                                                      0
class A-5                                                                                                                      0
class A-6                                                                                                                      0

Basis risk carryover amount included in distribution amount:                                                                   0
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